CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-261320, 333-265949, 333-269201, 333-273071, and 333-280518) and Form F-3 (Nos. 333-277119 and 333-284369) of IREN Limited of our report dated September 13, 2022, except for the effects of the restatement discussed in Note 3 (not presented herein) for which the date is March 20, 2025, relating to the consolidated financial statements appearing in this Form 20-F/A for the year ended June 30, 2022. /s/ArmaninoLLP Dallas, Texas March 20, 2025